NEWS
Contact: Charlene Hamrah (Investment Community)        Exhibit 99.1
212/770-7074
                                                       [AIG LOGO]
Joe Norton (News Media)
212/770-3144

  AIG ANNOUNCES SETTLEMENTS WITH FEDERAL AND NEW YORK AUTHORITIES AND GENERAL
                            INSURANCE RESERVE CHARGE

             Fourth Quarter 2005 to Include $1.15 Billion After-Tax
               Charge for Settlements and $1.10 Billion After-Tax
                                 Reserve Charge

      NEW YORK, February 9, 2006 -- American International Group, Inc. (AIG) announced today that it has reached a resolution of claims and matters under investigation with the United States Department of Justice (DOJ), the Securities and Exchange Commission (SEC), the Office of the New York Attorney General
(NYAG) and the New York State Department of Insurance (DOI). These settlements will result in an after-tax charge of approximately $1.15 billion to be recorded in the fourth quarter of 2005.

      The settlements resolve outstanding litigation filed by the SEC, NYAG and DOI against AIG and conclude negotiations with these authorities and the DOJ in connection with the accounting, financial reporting and insurance brokerage practices of AIG and its subsidiaries, as well as claims relating to the underpayment of certain workers compensation premium taxes and other assessments.

      As a result of these settlements, AIG will make payments totaling approximately $1.64 billion. A substantial portion of the monies will be available to resolve claims asserted in various regulatory and civil proceedings, including shareholder lawsuits. Specifically, AIG will pay $800 million, including $100 million as a penalty, into a fund under the supervision of the SEC to be available to make payments to investors, including investors involved in shareholder litigation relating primarily to AIG's accounting and financial reporting practices. Another $375 million will be paid into a fund under the supervision of the NYAG and the DOI to be available principally to pay certain AIG insureds who purchased excess casualty policies through Marsh Inc. In addition, approximately $343 million will be used to compensate each of the fifty states in connection with the underpayment of certain workers compensation premium taxes and other assessments. Finally, the payments include a fine of $100 million to the State of New York and $25 million in connection with the DOJ settlement.

      In a statement commenting on today's announcement, AIG President and Chief Executive Officer Martin J. Sullivan said, "It was important that we resolve these outstanding investigations by the DOJ, SEC, NYAG and DOI. AIG has fully cooperated with these authorities throughout their investigations, and we will continue to do so."

      Mr. Sullivan continued, "These settlements are a major step forward in resolving the legal and regulatory issues facing AIG. We have already implemented a wide range of improvements in our accounting, financial reporting and corporate governance, and will continue to make enhancements in these areas. AIG is committed to business practices that provide transparency and fairness in the insurance markets."

      Frank G. Zarb, Chairman of AIG's Board of Directors, added, "The AIG Board believes that these settlements are in the best interest of the company. We support management in its ongoing commitment to enhanced accounting, financial reporting and corporate governance."

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      As part of its settlements, AIG has agreed to retain for a period of three years an Independent Consultant who will conduct a review that will include the adequacy of AIG's internal controls over financial reporting and the remediation plan that AIG has implemented as a result of its own internal review.

      AIG will continue to cooperate with all other pending investigations.

GENERAL INSURANCE RESERVE EVALUATION

      As announced previously, AIG commissioned Milliman Inc. (Milliman) to provide an independent, comprehensive review of the loss reserves of AIG's principal property-casualty insurance operations, including an independent ground up study of AIG's asbestos and environmental (A&E) exposures. The Milliman review encompassed nearly all of AIG's carried loss reserves, other than those pertaining to the operations of Transatlantic Holdings, Inc. and 21st Century Insurance Group.

      After carefully considering the results of the Milliman review and AIG's own actuarial analyses, AIG will take a fourth quarter 2005 after-tax charge to net income of approximately $1.10 billion, relating to an increase to its net reserve for loss and loss expenses of approximately $1.69 billion, or approximately 3 percent of its total net General Insurance loss and loss expense reserves. This net reserve increase comprises approximately $820 million for non A&E reserves and approximately $870 million for A&E reserves.

      The following table provides details of the loss and loss expense reserve increase:

                                        (in millions)
    Domestic Brokerage Group

    A&E Reserves                           $   700
    Non A&E Reserves                         1,300*
                                             -----
    Domestic Brokerage Group Total           2,000
                                             -----

    Foreign General

    A&E Reserves                               170
    Non A&E Reserves                          (450)
                                              -----
    Foreign General Total                     (280)
                                              -----

    Personal Lines                              --

    Mortgage Guaranty                          (30)

    Total Reserve Increase                  $1,690
                                             -----
       *Net of applicable discount


      Loss reserves for AIG's Domestic Brokerage Group (DBG) for non A&E exposures will increase by approximately $1.3 billion. The reserve increase is attributable to adverse development from the directors and officers liability, excess

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casualty and excess workers compensation classes of business. Together, these three classes of business experienced approximately $4 billion of adverse development in 2005, primarily related to 2002 and prior accident years, offset by favorable development for the majority of DBG's classes of business for accident years 2003 through 2005. Additionally, DBG will increase loss reserves for A&E by approximately $700 million, including a provision for insolvent reinsurers and commuted reinsurance.

      Loss reserves for AIG's Foreign General business unit will be reduced by approximately $280 million. The net reduction of reserves in Foreign General reflects a reduction of approximately $450 million in non A&E reserves, primarily related to financial lines, crisis management and property classes of business, partially offset by an increase of approximately $170 million in A&E reserves.

      AIG also expects to record a fourth quarter after-tax charge of approximately $150 million, an increase of approximately 9.4 percent from the previous estimate, relating to adverse development from third quarter 2005 catastrophe events, principally Hurricane Katrina. In addition, AIG expects its after-tax insurance related losses from Hurricane Wilma, net of reinsurance recoverables and including net reinstatement premium costs, to be approximately $400 million for the fourth quarter of 2005, consistent with AIG's prior estimate.

      An expanded disclosure of loss development by accident year and carried reserves by class of business and business unit will be included in AIG's Annual Report on Form 10-K for the year ended December 31, 2005.

ADDITIONAL INFORMATION

      AIG will today file a Current Report on Form 8-K with the SEC, which includes as exhibits all agreements relating to the settlements. The Current Report on Form 8-K and copies of these agreements are also available on AIG's website at www.aigcorporate.com.

Conference Call and Webcast Information

      A conference call for the investment community will be held today at 5:00 p.m. EST. The call will be broadcast live on the internet at www.aigwebcast.com. A replay will be archived at the same URL through February 24, 2006.

                                      ***

      It should be noted that the remarks made in this press release or on the conference call may contain projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. Please refer to AIG's Current Report on Form 8-K filed today with the SEC and AIG's past and future filings with the SEC for a description of the business environment in which AIG operates and the factors that may affect its business. AIG is not under any obligation (and expressly disclaims any such obligation) to update or alter its projections and other statements whether as a result of new information, future events or otherwise.

                                      ***

      American International Group, Inc. (AIG), world leaders in insurance and financial services, is the leading international insurance organization with operations in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In addition, AIG companies are leading providers of retirement services, financial services and asset management around the world. AIG's common stock is listed in the U.S. on the New York Stock Exchange and ArcaEx, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                      ***